Exhibit s

Broadstone Real Estate Access Fund, Inc.

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints David J. Baum and Martin H. Dozier, each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2 for the Broadstone Real Estate Access Fund, Inc. (the “Fund”), relating to the establishment of the Fund, and any amendments to the Registration Statement, including pre-and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (File No. 333-220955), the Securities Exchange Act of 1934 and the Investment Company Act of 1940 (File No. 811-23303); and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signatures	Office with the Fund	Date

/s/ Christopher J. Czarnecki	Chief Executive Officer and Director	February 1, 2018
Christopher J. Czarnecki

/s/ Amy L. Tait	Director	February 1, 2018
Amy L. Tait

/s/ Michael E. Jones	Director	February 1, 2018
Michael E. Jones

/s/ Collete English Dixon	Director	February 1, 2018
Collete English Dixon

/s/ Z. Jamie Behar	Director	February 1, 2018
Z. Jamie Behar

/s/ Ryan M. Albano	Chief Financial Officer	February 1, 2018
Ryan M. Albano

CERTIFICATE

The undersigned, Chief Executive Officer of BROADSTONE REAL ESTATE ACCESS FUND, INC., hereby certifies that the following resolution was duly adopted by a majority of the Board of Directors at a meeting held January 31, 2018, and is in full force and effect:

“WHEREAS, the Fund periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

NOW, THEREFORE, the undersigned hereby constitutes and appoints DAVID J. BAUM and MARTIN DOZIER as its true and lawful attorneys in-fact and agents with full power of substitution and resubstitution for it and in its name, place and stead, and in its capacity as a Fund, to execute the Registration Statement on Form N-2 for the Fund, and any amendments to Registration Statement, including pre-and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act (File No. 333-220955), the Securities and Exchange Act of 1934, as amended, and the 1940 Act (File No. 811-23303), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby giving and granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith as fully to all intents and purposes as each of them might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact agents, or any of them, may or shall lawfully do or cause to be done by virtue hereof.”

Dated: February 1, 2018	/s/ Christopher J. Czarnecki
Christopher J. Czarnecki
Chief Executive Officer

BROADSTONE REAL ESTATE ACCESS FUND, INC.

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